UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Mitcham Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MITCHAM INDUSTRIES, INC.
8141 SH 75 SOUTH
P.O. BOX 1175
HUNTSVILLE, TEXAS 77342-1175

SUPPLEMENT DATED AUGUST 3, 2018
TO PROXY STATEMENT DATED MAY 30, 2018
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
HELD AUGUST 2, 2018
To our Shareholders,
On May 30, 2018, Mitcham Industries, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Shareholders scheduled for August 2, 2018 (the “Annual Meeting”). The Company’s Board of Directors established by resolution the close of business on June 4, 2018 as the record date for determining the shareholders of the Company (the “Shareholders”) entitled to notice of and to vote at the Annual Meeting, and any adjournment or postponement thereof.
The Company is filing this supplement to its Proxy Statement (the “Supplement”) solely to provide information regarding the adjournment of the Annual Meeting. On August 2, 2018, the Company commenced the Annual Meeting, and Shareholders of record voted upon (a) the election of the six nominees named in the Proxy Statement to serve on the Company’s Board of Directors until the next annual meeting of Shareholders (Proposal 1); (b) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3); (c) the approval, on an advisory basis, of the frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 4); and (d) the ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019 (Proposal 5), the results of which are each disclosed in the Form 8-K filed on August 3, 2018 (the “Initial Results Form 8-K”).
As disclosed in the Initial Results Form 8-K, the Annual Meeting was then adjourned by approval of the Shareholders prior to voting on Proposal 2 (as subsequently discussed). Proposal 2 is a Shareholder resolution regarding the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock, par value $1.00 per share, from 1,000,000 to 2,000,000 (as discussed in greater detail in the Proxy Statement). The Annual Meeting was adjourned in order to allow the polls to remain open until August 24, 2018 with respect to Proposal 2 only so that the Company may solicit additional proxies on Proposal 2. The Annual Meeting will reconvene at 1:00 p.m. CT on August 24, 2018 at the Company’s principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340. During the period of adjournment the Company will continue to accept Shareholder votes on Proposal 2. The polls have closed with respect to Proposals 1, 3, 4 and 5. Pursuant to the Texas Business Organizations Code and the Company’s charter documents, the record date for the vote on Proposal 2 remains the close of business on June 4, 2018.
This Supplement does not change or update any disclosures contained in the Proxy Statement.